Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Second Quarter Ended September 30, 2012

Adjusted Net Income of $8.3 million on Net Sales of $87.8 million

Hampton, VA, November 7, 2012 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and six months ended September 30, 2012.

The Company reported consolidated net sales of $87.8 million for the three months ended September 30, 2012, an increase of $14.5 million or 19.8%, as compared to the corresponding period of last year. Excluding sales attributed to the Celesco, Gentech and Cosense acquisitions of approximately $9.3 million for the three months ended September 30, 2012, organic sales increased $5.2 million or approximately 7.2%. Changes in the average U.S. dollar / Euro exchange rate during the three months ended September 30, 2012 as compared to the three months ended September 30, 2011, adversely impacted the Company’s organic sales by approximately $2.6 million.

During the three months ended September 30, 2012, the Company recorded certain adjustments, all of which are more fully detailed in our Form 10-Q filed with the Securities Exchange Commission, including gains relating to the fair value adjustment to acquisition earn-outs, impairment of an asset held for sale and a non-cash discrete income taxes expense related to the Company’s Swiss operations. The net impact to earnings after income taxes for the three and six months ended September 30, 2012 for these adjustments totaled $2.1 million, or approximately $0.12 per diluted share. Additionally, the Company recorded during the first quarter ended June 30, 2011 a non-cash income tax credit of $0.6 million, or $0.04 per diluted share, for the re-measurement of the Company’s net deferred tax liabilities in Switzerland with a decrease in the regional “canton” tax rates.

For the three months ended September 30, 2012, the Company reported net income of $10.4 million, or $0.64 per diluted share, as compared to net income of $6.7 million, or $0.42 per diluted share, for the same period last year. Adjusted Net Income, which excludes the impact of the adjustments noted above, totaled $8.3 million or $0.52 per diluted share for the three months ended September 30, 2012. Adjusted Net Income is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with GAAP. The Company is providing Adjusted Net Income for comparability purposes and a reconciliation of Adjusted Net Income to the applicable GAAP financial measure is provided in the table for non-GAAP reconciliation at the end of this press release.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

The Company reported consolidated net sales of $176.4 million for the six months ended September 30, 2012, an increase of $25.9 million or 17.2%, as compared to the corresponding period of last year. Excluding sales attributed to the Eureka, Celesco, Gentech and Cosense acquisitions of approximately $20.0 million for the six months ended September 30, 2012 and sales of $0.4 million attributed to Eureka for the six months ended September 30, 2011, organic sales increased $6.3 million or approximately 4.2%. Changes in the average U.S. dollar / Euro exchange rate during the six months ended September 30, 2012 as compared to the six months ended September 30, 2011, adversely impacted the Company’s organic sales by approximately $4.9 million.

For the six months ended September 30, 2012, the Company reported net income of $19.0 million, or $1.18 per diluted share, as compared to net income of $14.7 million, or $0.92 per diluted share for the same period last year. Excluding the after income tax impact of the adjustments of $2.1 million or approximately $0.12 per diluted share, Adjusted Net Income was $16.9 million, or $1.05 per diluted share, for the six months ended September 30, 2012, as compared to $14.1 million, or $0.88 per diluted share, for the six months ended September 30, 2011.

Frank Guidone, Company CEO commented, “While our second quarter sales and earnings were in line with our expectations, our second quarter bookings (and the month of September in particular), came in lower than we expected and followed a similar pattern to that of last year. Our three and six month book-to-bill ratios dropped to 0.92 and 0.97, respectively; a result of lower bookings across most of our market verticals driven in part by weakness in Europe and Asia. Accordingly, like last year we are seeing some destocking in the supply chain that will negatively affect our third quarter, yet also like last year, we are forecasting a recovery to first quarter run-rates in the fourth quarter as OEMs right-size inventory levels.”

Guidone continued, “As previously announced, we acquired the assets of Resistance Temperature Detector Company, Inc. (“RTD”) and its parent company Cambridge Technologies, Inc., a designer and manufacturer of temperature sensors and probes on October 1, 2012. The RTD acquisition integrates with our temperature portfolio and carries both operational and strategic synergies. Assuming quarterly sales from RTD of approximately $4 million, we expect our third quarter sales will be down slightly on a consolidated basis as compared to the second quarter, with a return to first quarter production levels in our fourth quarter, yielding full year sales guidance of $352 to $357 million. We are very excited about the RTD acquisition, and believe this and prior transactions will help offset softness in the near term, and accelerate sales and earnings once the business environment improves.”

On November 7, 2012, the Company filed its Form 10-Q for the three and six months ended September 30, 2012. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 8, 2012 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-Q for the three and six months ended September 30, 2012.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the conference ID# 402802, and on Investorcalendar.com.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(Amounts in thousands, except share and per share amounts)	2012	2011	2012	2011
Net sales	$87,758	$73,243	$176,371	$150,428
Cost of goods sold	50,827	43,203	102,646	87,980
Gross profit	36,931	30,040	73,725	62,448
Selling, general, and administrative expenses	25,627	21,816	50,716	43,876
Operating income	11,304	8,224	23,009	18,572
Interest expense, net	662	548	1,384	1,126
Foreign currency exchange loss (gain)	202	(378)	241	20
Equity income in unconsolidated joint venture	(163)	(235)	(392)	(372)
Impairment of asset held for sale	489	-	489	-
Acquisition earn-out adjustment	(3,722)	-	(3,722)	-
Other expense (income)	(73)	3	(39)	51
Income before income taxes	13,909	8,286	25,048	17,747
Income tax expense	3,503	1,630	6,069	3,083
Net income	$10,406	$6,656	$18,979	$14,664

Earnings per common share - Basic:
Net income - Basic	$0.68	$0.44	$1.24	$0.97
Net income - Diluted	$0.64	$0.42	$1.18	$0.92

Weighted average shares outstanding - Basic	15,376	15,093	15,347	15,068
Weighted average shares outstanding - Diluted	16,138	15,910	16,146	15,969

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2012	2012

ASSETS

Current assets:
Cash and cash equivalents	$28,505	$32,725
Accounts receivable trade, net of allowance for
doubtful accounts of $877 and $766, respectively	51,377	49,315
Inventories, net	58,725	57,704
Deferred income taxes, net	1,623	1,626
Prepaid expenses and other current assets	4,827	5,229
Other receivables	1,110	2,967
Asset held for sale	940	1,429
Total current assets	147,107	150,995

Property, plant and equipment, net	62,623	60,484
Goodwill	149,143	144,455
Acquired intangible assets, net	52,038	49,378
Deferred income taxes, net	3,571	3,613
Investment in unconsolidated joint venture	2,794	3,038
Other assets	6,808	6,244
Total assets	$424,084	$418,207

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands, except share amounts)	2012	2012

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$-	$1,867
Current portion of long-term debt	161	123
Current portion of capital lease obligations	26	30
Deferred acquisition payment	1,480	-
Accounts payable	28,348	31,879
Accrued expenses	4,600	5,116
Accrued compensation	10,656	8,755
Income taxes payable	1,151	3,124
Deferred income taxes, net	507	375
Other current liabilities	2,893	3,201
Total current liabilities	49,822	54,470

Revolver	77,000	80,251
Long-term debt, net of current portion	20,589	20,711
Capital lease obligations, net of current portion	17	30
Acquisition earn-out contingencies	626	4,317
Deferred income taxes, net	11,218	10,184
Other liabilities	5,894	5,227
Total liabilities	165,166	175,190

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,321,356 shares
and 15,297,151 shares issued and outstanding	-	-
Additional paid-in capital	101,211	101,435
Retained earnings	147,992	129,013
Accumulated other comprehensive income	9,715	12,569
Total equity	258,918	243,017
Total liabilities and shareholders' equity	$424,084	$418,207

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended September 30,
(Amounts in thousands)	2012	2011
Cash flows from operating activities:
Net income	$18,979	$14,664
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	8,688	7,101
Non-cash equity based compensation	2,244	2,500
Acquisition earn-out adjustment	(3,722)	-
Impairment of asset held for sale	489	-
Deferred income taxes	(1,222)	752
Equity income in unconsolidated joint venture	(392)	(372)
Unconsolidated joint venture distributions	825	582
Net change in operating assets and liabilities:
Accounts receivable, trade	(2,783)	939
Inventories	(1,486)	(2,476)
Prepaid expenses, other current assets and other receivables	1,813	1,211
Other assets	(773)	(977)
Accounts payable	(2,401)	(83)
Accrued expenses, accrued compensation, other current and other liabilities	2,246	(2,656)
Income taxes payable	(238)	(2,052)
Net cash provided by operating activities	22,267	19,133
Cash flows from investing activities:
Purchases of property and equipment	(8,520)	(4,611)
Acquisition of business, net of cash acquired, and acquired intangible assets	(10,233)	(36,107)
Net cash used in investing activities	(18,753)	(40,718)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	10,797	37,000
Repayments of revolver and capital leases	(15,839)	(6,974)
Repayments of long-term debt	(55)	(143)
Purchase of treasury stock	(7,000)	(6,500)
Proceeds from exercise of options and employee stock purchase plan	3,505	3,902
Excess tax benefit from exercise of stock options	1,027	653
Net cash provided by (used in) financing activities	(7,565)	27,938

Net change in cash and cash equivalents	(4,051)	6,353
Effect of exchange rate changes on cash	(169)	(233)
Cash, beginning of year	32,725	20,860
Cash, end of period	$28,505	$26,980

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

Reconciliations of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Six Months Ended
	September 30,		March 31,
	2012	2011	2012	2011
(In thousands, except percentages)
Net income	$10,406	$6,656	$18,979	$14,664

Add Back:
Interest	662	548	1,384	1,126
Provision for income taxes	3,503	1,630	6,069	3,083
Depreciation and amortization	4,300	3,581	8,688	7,101
Foreign currency exchange loss	202	(378)	241	20
Non-cash equity based compensation	1,388	1,254	2,244	2,500
Gain on fair value adjustments for earn-outs	(3,722)	-	(3,722)	-
Impairment of asset held for sale	489	-	489	-
ITAR legal fees, acquisition related fees and restructuring costs	427	394	438	467
Adjusted EBITDA	$17,655	$13,685	$34,810	$28,961
As % of Net Sales	20.1%	18.7%	19.7%	19.3%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(243)	$-	$(994)	$-
Purchases of property and equipment, excluding new facilities	(4,377)	(2,035)	(7,526)	(4,611)
Purchases of property and equipment	(4,620)	(2,035)	(8,520)	(4,611)
Net cash provided by operating activities	15,859	10,191	22,267	19,133
Free Cash Flow	$11,239	$8,156	$13,747	$14,522

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

	Three Months Ended	Six Months Ended
(Amount in thousands, except per share amounts)	September 30, 2012	September 30, 2012

Net income	$10,406	$18,979

Adjustments:
Impairment of asset held for sale, after income taxes	377	377
Acquisition earn-out fair value gain, after income taxes	(3,289)	(3,289)
Swiss non-cash income tax expense	853	853
Total adjustments	(2,059)	(2,059)
Adjusted Net Income	$8,347	$16,920

Net income per diluted share	$0.64	$1.18
Adjusted Net Income per diluted share	$0.52	$1.05

Weighted average shares outstanding - Diluted	16,138	16,146

Six Months Ended
(Amount in thousands, except per share amounts)	September 30, 2011

Net income	$14,664

Adjustment:
Swiss non-cash income tax credit	612
Adjusted Net Income	$14,052

Net income per diluted share	$0.92
Adjusted Net Income per diluted share	$0.88

Weighted average shares outstanding - Diluted	15,969

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA,” “Adjusted Net Income” and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA, Adjusted Net Income and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters to the Company’s Adjusted Net Income from continuing operations and professional fees related to acquisitions. Adjusted Net Income is derived by taking net income and removing the impact of adjustments recorded for the gains on fair value of adjustments to earn-outs, impairment of asset held for sale and non-cash discrete income tax expense for the Company’s Swiss operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com